EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As an independent certified public accounting firm, we hereby consent to the incorporation by reference in the registration statement on Form S-8, as amended, SEC file number 333-62240, as originally filed on June 4, 2001 of our report dated October 4, 2007 included in Fittipaldi Logistics, Inc.'s Form 10-KSB for the year ended June 30, 2007, and to all references to our Firm included in that registration statement.

SHERB & CO, LLP

New York, New York,
October 4, 2007